UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 5, 2009

                          Willis Group Holdings Limited
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Bermuda
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


      001-16503                                            98-0352587
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


                            c/o Willis Group Limited
                                 51 Lime Street
                            London EC3M 7DQ, England
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                               (44) (20) 7488-8111
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Options and RSUs

     On May 5, 2009, Willis Group Holdings Limited (the "Company") awarded grants of options and restricted stock units (RSUs) to certain of its senior executive officers. The RSUs are being granted as part of a broader strategy to retain key management and employees given the limited retentive value of previously issued options, while the options were part of the regular annual grants issued to senior executives and employees. The exercise price for these option grants was at the closing price of the shares as reported by the New York Stock Exchange on that date ($26.17 per share). The RSUs were awarded pursuant to the Willis Group Holdings Limited 2008 Share Purchase and Option Plan (the "2008 Plan") and the options were granted pursuant to Willis Group Holdings Limited 2001 Share Purchase and Option Plan (the "2001 Plan"). The following named executive officers received grants of options and RSUs as detailed below:

Name                    Position                                   Options Granted  RSUs Granted
----                    --------                                   ---------------  ------------

Joseph J. Plumeri       Chairman and Chief Executive Officer              0           200,000

Patrick C. Regan        Group Chief Financial Officer and              125,000         60,000
                        Chief Operating Officer

Grahame J. Millwater    Group President and Chairman, Willis Re        150,000         80,000

Peter Hearn             Chief Executive Officer, Willis Re             100,000         40,000

     Subject to the executive being in the employment of the Company or any of its subsidiaries on the date when the financial results for the year ended December 31, 2009 are published by the New York Stock Exchange, these options and RSUs will be deemed earned if the Company achieves certain financial targets for 2009 based on Adjusted Earnings Per Share and Adjusted Operating Margin targets. In the case of the options, 50 percent of the options will be earned if the Company achieves certain Adjusted Earnings Per Share target and 50 percent is earned upon the achievement of certain Adjusted Operating Margin targets. RSUs will only be earned if both the Adjusted Earnings Per Share target and the Adjusted Operating Margin targets are achieved. As provided in the 2001 Plan and the 2008 Plan, in determining whether these targets have been achieved, the Compensation Committee may make adjustments to take into account, among other things, extraordinary transactions and mergers.

     Assuming the executive is employed by the Company on each of the vesting dates, RSUs that have been earned by virtue of achieving the financial targets noted above will vest as to 33% on the first anniversary of the date of grant, 33% on the second anniversary of the date of grant and 34% on the third anniversary of the date of grant. The shares relating to vested RSUs will generally be deliverable to the executive within 30 days after the vesting date. Shares delivered to the executive that relate to RSUs that vest on the first anniversary of the date of grant (the first 33% of the RSU grant), less a number of shares that may be required to satisfy tax withholding obligations of the executive, must be held by the executive and may not be sold for 12 months following the applicable vesting date. The shares representing Mr. Plumeri's vested RSUs shall not be deliverable, however, until 30 days following the date of his separation of service from the Company and any of its subsidiaries. Subject to the employee being in the employment of the Company or any of its subsidiaries at each respective date, options that have been earned by virtue of the achievement of the applicable financial targets noted above will vest 25% per year beginning on the second anniversary of the grant. Subject to continued employment, vested options are generally exercisable until the eighth anniversary of the grant.

     In consideration for the grant of these options and RSUs, the executive must execute an Option Agreement and a Restricted Stock Units Award Agreement, which sets forth the terms and conditions of the option and RSU grants, respectively.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                WILLIS GROUP HOLDINGS LIMITED


Date: May 11, 2009              By: /s/ Adam G. Ciongoli
                                    --------------------------------------------
                                    Name:   Adam G. Ciongoli
                                    Title:  General Counsel